Elizabeth J. Austin       Elliott B. Pollack         Christian G. Beltz
Raymond E. Baldwin, Jr.   Michael G. Proctor         M. Juliet Bonazzoli
Collin P. Baron           Thomas A. Rouse            Katherine E. Caulfield
Debpraj S. Breck          Katharine B. Sacks         Alan J. Cohen
Charles K. Campbell, Jr.  Alan I. Scheer             Katherine Dowd
Frank B. Cleary           Gregory F. Servodidio      Scott E. Gottlieb
Sheila Anne Denton        Ronald Case Sharp          Holly G. Gydus
Colin M. Gershon          James T. Shearin           Matthew M. Hausman
Lawrence J. Golden        H. William Shure           Matthew P. Lundy
Irve J. Goldman           Randall M. Skigen          Norma R. Mandulak
Nancy A. D. Hancock       Christopher J. Smith       Jennifer T. McGrath
David O. Jackson          John F. Stafstrom, Jr.     Julie A. Morgan
George J. Kasper          James B. Stewart           Peter S. Olson
Michael A. Kurs           Grove W. Stoddard          Gerald C. Pia, Jr.
Nancy DeFonce Lapera      Marshall J. Touponse       Mary Beth Kasper Rapice
Michael N. LaVelle        James W. Venman            Brian C. Roche
Joseph M. Lodato          John R. Ward               Joseph P. Sargent
Thomas E. Maxwell, III    William J. Wenzel          Marci J. Silverman
Edward P. McCreery, III   James P. White, Jr.        Patricia Squires
Andrew J. McDonald        Marjorie Wilder            Lori L. Underberger
Herbert H. Moorin               _______              Aimee J. Wood
D. Robert Morris
Marie V. Phelan           Samuel A. Gilliland
                              (1930-1994)
                                _______



PULLMAN & COMLEY, LLC
Attorneys at Law




March 26, 2001



Connecticut RRB Special Purpose Trust CL&P-1
c/o First Union Trust Company, National Association
One Rodney Square, Suite 102
920 King Street
Wilmington, DE   19801

            RE:   CONNECTICUT RRB SPECIAL PURPOSE TRUST CL&P-1
                  RATE REDUCTION CERTIFICATES

Ladies and Gentlemen:

            We have acted as special counsel to Connecticut RRB Special Purpose Trust CL&P-1 (the "Trust"), a business trust established under the Delaware Business Trust Act (Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C., ss. 3801 ET SEQ.) pursuant to a Declaration of Trust (the "Declaration of Trust") to be executed hereafter, in connection with the proposed issuance by the Trust of up to $1,550,000,000 principal amount of its Rate Reduction Certificates (the "Certificates"). The Certificates will be issued pursuant to a Certificate Indenture (the "Certificate Indenture") to be executed hereafter by and between the Trust and First Union Trust Company, National Association, as Certificate Trustee (the "Certificate Trustee"). Upon issuance, the Certificates will represent fractional undivided beneficial interests in corresponding Notes (the "Notes") purchased by the Trust from CL&P Funding LLC (the "SPE"), together with all payments on the Notes, and, with respect to floating rate certificates, a swap agreement. The Notes will be secured by a security interest in transition property (as described below), together with certain other property of the SPE. Transition property is a property right created under Connecticut Public Act No 98-28 (the "Restructuring Legislation") representing the irrevocable right of Connecticut Light & Power or its assignee to receive a certain nonbypassable charge (as adjusted from time to time) (the "RRB Charge") from certain retail customers of Connecticut Light and Power's distribution system. Pursuant to the Restructuring Legislation and the decision of the Connecticut Department of Public Utility Control in Docket No. 00-05-01 "Application of the Connecticut Light and Power Company for Approval of the Issuance of Rate Reduction Bonds and Related Transactions", November 8, 2000, and supplemented December 12, 2000 (collectively the "Financing Order"), the owner of the transition property is entitled to



     850 MAIN STREET P.O. BOX 7006 BRIDGEPORT, CT 06601-7006 (203) 330-2000
                               FAX (203) 576-8888
     200 PEQUOT AVENUE P.O. BOX 510 SOUTHPORT, CT 06490-0510 (203) 254-5000
                               FAX (203) 254-5070
  ONE CENTURY TOWER 265 CHURCH STREET NEW HAVEN, CT 06510-7000 (203) 773-3006
                               FAX (203) 776-7075
          90 STATE HOUSE SQUARE HARTFORD, CT 06103-3702 (860) 424-4300
                               FAX (860) 424-4370
            50 BEDFORD STREET, STAMFORD, CT 06901-1743 (203) 324-5000
                               FAX (203) 363-8659
assess the charge until it has received payments from customers sufficient to retire all Outstanding Notes and Certificates and to pay fees and expenses of servicing and retiring the Notes and Certificates. We have also acted as special counsel to the Treasurer of the State of Connecticut (the "Treasurer") as settlor of the Trust in connection with the issuance of the Certificates. The Trust has been designated a "financing entity" by the Treasurer acting as the finance authority pursuant to the Restructuring Legislation and the Certificates constitute "rate reduction bonds" under the Restructuring Legislation. The holders of beneficial interests of the Trust will be the Certificateholders. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Certificate Indenture.

            We have assumed for the purposes of this opinion that the Certificates and related documents are executed in substantially the form we have examined and the transactions contemplated to occur under and described in the Prospectus as supplemented and contained in the Registration Statement on Form S-3 (File No. 333-53866) (the "Registration Statement") relating to the Certificates in fact occur in accordance with the terms thereof. The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

            We are providing this opinion to advise you with respect to certain Connecticut state tax aspects of the Certificates that are described in the discussions of selected Connecticut state tax consequences for holders of the Certificates that appear under the heading "State Taxation" in the Prospectus forming a part of the Registration Statement. Such discussions do not purport to address all possible Connecticut state tax ramifications of the proposed issuance of the Certificates.

            Based upon and subject to the foregoing, the discussion contained in the Prospectus forming part of the Registration Statement under the heading "State Taxation" expresses our opinion as to Connecticut state tax consequences as set forth therein to holders of the Certificates.

            This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein relates only to the Certificates as of the date hereof. This opinion does not address any issue of rate reduction bonds or certificates or other securities, other than the Certificates, whether issued by you or any other entity and whether or not issued for the benefit of Connecticut Light and Power or any other utility or other entity.

            We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3, to the use of our name wherever appearing in such Registration Statement and any amendment thereto with respect to such opinion and to the disclosure regarding this opinion in the related prospectus and any related prospectus supplement. In giving the foregoing consent, however, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

            We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                Very truly yours,

                                /s/ Pullman & Comley, LLC